Exhibit 24

LIMITED POWER OF ATTORNEY
FOR SECTION 13 AND 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each or any of Thomas E. Molner, Terrence L. Shen, and Randal D. Murdock, acting singly, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of, and in the name, place and stead of, the undersigned to:

1.
prepare, execute, acknowledge, deliver and file Schedules 13D and 13G and Forms 3, 4, and 5 (including any amendments to the foregoing) with respect to the securities of Genco Shipping & Trading Limited, a Marshall Islands corporation (the “Reporting Entity”), with the United States Securities and Exchange Commission, any national securities exchanges and the Reporting Entity, as considered necessary or advisable under Sections 13 and 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”); and

2.
seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Reporting Entity’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information.

The undersigned acknowledges and agrees that:

1.
this Limited Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his discretion on information provided to such attorney-in-fact without independent verification of such information;

2.	such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact;

3.
any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

4.
neither the Reporting Entity nor such attorney-in-fact assumes (a) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act, (b) any liability of the undersigned for any failure to comply with such requirements or (c) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

5.
this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever that in the discretion of such attorney-in-fact are requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed on this 21st day of April, 2008.

/s/ Peter C. Georgiopoulos
Peter C. Georgiopoulos

STATE OF NEW YORK                      )
: ss.:
COUNTY OF NEW YORK                  )

On this 21st day of April, 2008, before me, the undersigned, personally appeared Peter C. Georgiopoulos, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purpose and considerations therein expressed.

/s/ Jorge Yengle
Notary Public

JORGE YENGLE
Notary Public, State of New York
No. 01YE6107131
Qualified in Queens County
Certificate Filed in New York County
Commission Expires March 22, 2012